Exhibit 99.1

REED'S, INC. NEW CO-PACK PRODUCTION AGREEMENT WITH PRIMARY BREWERY PARTNER EXPECTED TO SIGNIFICANTLY IMPROVE MARGINS AND PROFITABILITY

-- Expected to Result in 500 to 600 Basis Points of Gross Margin Improvement in 2009 --

-- Estimated 2009 Savings of Over $1.0 Million --

Reed’s, Inc. (NASDAQ:REED - News) announced today that it has entered into a new co-pack production agreement with its primary brewery partner. The new agreement, effective November 1, 2008, extends for a period of three years from the effective date and grants Reed’s the option to extend the contract for an additional one year period. Under the agreement, Reed’s main co-pack facility will continue to brew and produce, bottle and package Reed’s products. The new agreement replaces Reed’s previous agreement with its brewery partner.

Christopher Reed, Founder and CEO of Reed’s, Inc., stated, “This new agreement enables us to significantly improve our gross margins and save us over $1 million in manufacturing cost in 2009. We are pleased to announce our re-negotiated co-pack agreement. The brewery’s commitment to quality extends over 100 years since it began operations in 1905.”

Mr. Reed continued, “Our ability to successfully re-negotiate our co-packing agreement is the result of the exceptional growth we have experienced over the last three years. Our revised agreement enables Reed’s to substantially reduce co-packing production costs, our largest manufacturing expense, resulting in tremendous gross margin improvement. We are especially pleased to achieve these margin enhancements and expense savings while maintaining the quality of our Ginger Brews and Premium Sodas.”

The re-negotiated agreement is part of Reed’s margin enhancement efforts and is anticipated to result in 500 to 600 basis point improvement in the Company’s gross margin in 2009.

About Reed’s, Inc.

Reed’s, Inc. makes the top selling premium sodas in natural food markets nationwide and is currently selling in 10,500 supermarkets in natural foods and mainstream. Its six award-winning non-alcoholic Ginger Brews are unique in the beverage industry being brewed not manufactured and use fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. In addition, the Company has acquired the top selling root beer line in natural foods, the Virgil’s Root Beer product line, and the top selling cola line in natural foods, the China Cola product line. Other product lines include: Reed’s Ginger Candies and Reed’s Ginger Ice Creams. Reed’s products are sold through specialty gourmet and natural food stores, supermarket chains, retail stores and restaurants nationwide and in Canada. For more information about Reed’s, please visit the company’s website at: www.reedsgingerbrew.com or call 800-99-REEDS.

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed's goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Reed's is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Reed's, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed's that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-QSB, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed's undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact:
Integrated Corporate Relations
John Mills, 310-954-1105
jmills@icrinc.com